LEASE AGREEMENT
                     VENTURE TECHNOLOGY CENTER VII BUILDING
                          8707 TECHNOLOGY FOREST PLACE
                     THE WOODLANDS, MONTGOMERY COUNTY, TEXAS

     THIS LEASE AGREEMENT ("Lease") is made and entered into on this the 4th day of April, 1997, between THE WOODLANDS CORPORATION, a Delaware corporation, ("Lessor"), and ARONEX PHARMACEUTICALS, INC., a Delaware corporation, ("Lessee").

         l. Premises. Upon the terms and conditions hereinafter set forth, Lessor does hereby lease, demise and let to Lessee and Lessee does hereby lease, and take from Lessor, the following described premises ("Premises"):

         All that  certain  tract or  parcel  of land  containing  approximately
         3.6147 acres described in Exhibit "A" attached hereto ("Land"), together with that certain structure to be constructed thereon by Lessor having approximately 30,000 square feet of net rentable area ("Building") and a parking area;

known and referred to as Venture Technology Center VII Building ("Building"), located at 8707 Technology Forest Place, The Woodlands, Montgomery County, Texas. The Premises is shown on the site development plan attached hereto as Exhibit "A-1" ("Site Plan").

         2. Parking. Upon completion of the Building, a parking area providing for approximately 81 parking spaces and access drives will be provided by Lessor on the Land at no charge for the Initial Term, and any renewal thereof, in accordance with the terms of the Lease.
 "Initial Term", as used herein, shall mean the first 120 month term of the Lease described in 3 below Lessee shall have the exclusive right to use the parking areas and access drives during the Term for ingress and egress and automobile parking, except that Lessor and any future owners shall have the right to construct pathways in the forest preserves over the Land and utilize the parking areas and access drives for ingress and egress and automobile parking in connection with its rights and obligations under the Lease. During the Term, Lessor shall keep the parking areas and access drives and the Building exterior in a neat, clean and orderly condition, lighted and landscaped and shall repair any damage to same. The use of such parking areas and access drives shall at all times be subject to such reasonable rules and regulations as Lessor may promulgate.

         3. Term. The term of this Lease ("Term") shall commence on the date ("Commencement Date") which is the earlier of (a) 10 days after Lessor tenders to Lessee possession of the Premises with all work to be performed by Lessor pursuant to the tenant improvement letter attached hereto as Exhibit "B" ("Tenant Improvement Letter") substantially completed or (b) the day upon which Lessee takes occupancy of the Premises, and shall expire on the last day of the 120th full calendar month following the Commencement Date, subject to earlier termination as hereinafter provided. Lessor shall not be liable or responsible for any claims, damages or liabilities of any nature whatsoever in connection with or by reason of any delayed occupancy. Within 15 days following Lessee's receipt from Lessor of a memorandum of this Lease specifying the Commencement Date and date of expiration of the Term, Lessee agrees to execute the memorandum.


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         4. Use. Lessee shall use the entire Premises solely for general office, research and development laboratory purposes , and for no other use.

         5. Acceptance of the Premises. Upon taking possession of all or any portion of the Premises, Lessee shall be deemed to have accepted the Premises, to have acknowledged that the same are in the condition called for hereunder and to have agreed that the obligations of the Lessor imposed by Exhibit "B" attached hereto have been fully performed except for punch list items. Lessor will use reasonable efforts to complete the punch list items within 30 days after the Commencement Date (unless the failure to complete is due to events of Lessee Delay as described Exhibit "B"). Lessee hereby waives any implied warranty of Lessor that the Premises are suitable for their intended commercial purpose and acknowledges and agrees that all of Lessee's obligations hereunder (including without limitation, the obligation to pay rent) are independent of any such implied warranty and agrees to perform all such obligations and pay rent notwithstanding any breach or allegation of breach by Lessor of any such implied warranty (which implied warranty as aforesaid is hereby waived by Lessee).


         6.       Security Deposit.  INTENTIONALLY DELETED.


         7. Base Rent. The Base Rent, which Lessee hereby agrees to pay to Lessor monthly, in advance, at Lessor's address stated above, shall be the monthly sum calculated as described in Article 7 of the Tenant Improvement Letter attached as Exhibit "B", due and payable on the first day of each calendar month during the Term hereof, without offset or deduction, with a pro rata portion being due and payable in advance for any partial month occurring at the beginning of the Term.

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         8.  Additional  Rent.  Lessee agrees to pay all Operating  Expenses (as defined in Section 10 below) for the Premises. Within 90 days following the completion of each Fiscal Year, Lessor will provide to Lessee a statement showing in reasonable detail the Operating Expenses for the preceding Fiscal Year, the Additional Rent due, and Lessor's reasonable estimate of Operating Expenses for the then current Fiscal Year. Lessee shall, on or before 30 days following receipt of said statement, pay to Lessor the amount of Additional Rent due as provided herein, less the amount of Additional Rent paid in advance (if any) during the preceding Fiscal Year. Any overpayment will be credited by Lessor to the next rental payment(s) due on or before 30 days after delivery of the statement to Lessee. Lessee agrees to pay Additional Rent each month thereafter, in addition to Base Rent, in an amount necessary to amortize the estimated Operating Expenses for the then current Fiscal Year over a period equal to the lesser of (i) the number of months remaining in the Term on a pro rata basis or (ii) the number of months remaining in the current Fiscal Year. Notwithstanding that the Term has expired or been terminated, Lessee shall remain liable for and agrees to pay to Lessor within 30 days following receipt of an invoice therefor, Operating Expenses for the Fiscal Year during which the Term expired or was terminated. Lessee shall have the right, at its expense and at a reasonable time, to audit Lessor's books relevant to the Additional Rent due under this Section. In the event Lessee determines that Lessor has overstated Lessee's Additional Rent in any Fiscal Year by greater than 3%, then Lessor agrees to promptly refund any overpayment to Lessee after written notice from Lessee, accompanied by evidence substantiating the overpayment, and to reimburse Lessee for Lessee's reasonable costs of the audit, not to exceed $1,000.00. If Lessor and Lessee are unable to agree upon the accuracy of any such statement, either party may initiate a civil suit in any court of competent jurisdiction and the amount of said Additional Rent shall be paid to Lessor pending the rendering of a decision. The term "Fiscal Year", as used herein, shall mean Lessor's fiscal year for accounting purposes which currently is the 12-month period beginning January 1 and ending December 31. Lessor shall have the right to change the Fiscal Year, from time to time, and, in such event, Lessor shall notify Lessee in writing of such change. Lessee also agrees to pay to Lessor, as Additional Rent, a management fee ("Management Fee") of 3% of the annual Base Rent. Lessee agrees to pay the Management Fee each month, in addition to other Additional Rent and Base Rent, during each Fiscal Year in an amount necessary to amortize the Management Fee and Additional Rent due for the then current Fiscal Year over a 12 month period. For the Fiscal Year in which the Term begins or ends, Lessee shall only be responsible for the amortized Management Fee and Additional Rent due for the months of each such Fiscal Year that the Lease is in force. This Section of the Lease is subject to the terms of
Section 6. of Rider 1 to the Lease.

         9. Payment of Rentals. Lessee covenants to promptly pay all rentals when due and payable. A late charge of 7% shall be added to any payment of Base Rent or Additional Rent which is more than 10 days past due in order to compensate Lessor for the extra administrative expenses incurred. If Lessor shall pay any monies or incur any expenses in correction of violations of the covenants herein set forth, the amounts so paid or incurred shall, on notice to Lessee, be considered additional rent payable by Lessee with the first installment of Base Rent thereafter to become due and payable, and may be collected or enforced as by law provided in respect of rentals.

         10. Operating Expenses. The term "Operating Expenses" means all of Lessor's costs, expenses and disbursements (but not acquisition of capital investment items, except as hereinafter

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expressly  provided or specific costs billed to specific lessees) to operate and maintain the Land, the Building, and all improvements on the Land from time to time (to the extent and only to the extent same are Lessor's obligation to pay or furnish under the other provisions of this Lease), including, but not limited to, Lessor's costs of providing utilities, including, but not limited to lighting; porter services and supplies; refuse removal (if Lessor elects to
furnish  this  service);   courtesy  guard  services;   landscaping,   including
irrigation; and general maintenance and repairs, including, but not limited to, repairs to roof surface and preventive maintenance, parking area restriping, exterior painting and other activities. Operating Expenses shall also include a reasonable amortization charge on account of any capital expenditure incurred to
effect  a  reduction  of  Operating   Expenses  and  a  reasonable   charge  for
amortization of all capital items Lessor installs (a) to reduce Operating Expenses, so long as the amortization charge never exceeds the savings in any future year, or (b) which Lessor is required to install on or for the benefit of the Building by any governmental law, code or regulation passed or enacted on or after the Commencement Date, or (c) which is a replacement (as opposed to additions or new improvements) of items located in the common areas adjacent to the Building, the parking area and other facilities used in connection with the Building, or involving the exterior of the Building, including, but not limited to, the roof and structural elements. Additionally, Operating Expenses shall include all ad valorem taxes or assessments, and Annual Assessments of The Woodlands Commercial Owners Association which accrue against the Building or the Land during the Term, together with all insurance premiums which Lessor is required to pay or deems necessary to pay with respect to the Building or the Land, including, but not limited to, casualty insurance and liability insurance.

         11. Utilities. Lessor shall make available to the Building gas, electricity, water and sewer facilities. Lessee agrees to assume all costs and expenses for water and sewer, except as herein provided, gas, electricity, telephone, and any other service needed for its use at the Premises, including any license or deposit required to establish or maintain such services, and the costs of hook-up. Lessor agrees to pay all costs and expenses for water and sewer service. The cost of these services shall be included with Operating Expenses as defined in Section 10 hereof. Lessee shall promptly pay for all utility services furnished to the Premises during the term of this Lease. Lessor shall under no circumstances be liable to Lessee in damage or otherwise for any interruption in service of water, electricity, heating, air conditioning or other utilities or services caused by govern mental regulation, emergencies, Acts of God, by the making of any necessary repairs or improve ments, or by any cause beyond Lessor's reasonable control. Lessor shall endeavor in good faith to give at least 24 hours notice to Lessee when any necessary interruption in service will be made by Lessor. Notwithstanding the preceding sentence, if there shall occur an interruption or discontinuance of utilities or services to be provided or made available by Lessor of such nature that (i) Lessee is unable to, or does not, make normal use of the Premises, (ii) such interruption or discontinuance has not been caused in whole or substantial part, directly or indirectly, by the gross negligence or willful misconduct of Lessee, or Lessee's agents, employees, contractors, subcontractors, subtenants or assignees, (iii) the interruption or continuance is within the control of Lessor, and (iv) Lessee shall have given written notice to Lessor respecting such interruption or discontinuance and Lessor shall have failed to cure such interruption or discontinuance for 5 consecutive business days after Lessor receives said notice, then all Base Rent and Additional Rent

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payable  herein  shall  automatically  abate  from the  expiration  of the 5 day period, until such time as the services or utilities are restored or Lessee begins normal use of the Premises again, whichever occurs first, and Lessee
shall  have  the  right  to  terminate   the  Lease  if  the   interruption   or
discontinuance, which meets the requirements of (i) - (iv) above continues for more than 30 days. For purposes of determining whether there is an interruption or discontinuance of utilities or services, an outage or series of outages totalling 6 hours or more between 7:00 a.m. and 6:00 p.m. on any day, Monday
through  Friday,   excluding  Holidays,  shall  constitute  an  interruption  or discontinuance of services or utilities for such day, but outages that are of shorter duration shall not be considered. In the event of any such interruption, however, Lessor shall use reasonable diligence to restore such service. For purposes of this Section, all existing improvements in the Premises shall be deemed to be "building standard".

         12. Peaceful Enjoyment. Lessee shall and may peacefully have, hold and enjoy the Premises for the Term, subject to the terms and conditions of this Lease, provided that Lessee pays the rentals and other sums herein recited and performs all of its covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in this Lease shall be binding upon Lessor and its successors and assigns, but only with respect to breaches occurring during its and their respective ownership of Lessor's interest hereunder.

         13. Alterations, Additions and Improvements. Lessee shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld or delayed, except that Lessee shall not be required to obtain Lessor's consent for alterations or additions to the Premises the cost of which do not exceed $10,000.00 in the aggregate, provided such alterations or additions do not affect the structural integrity of the Building or the mechanical systems thereof. Lessor shall not be liable as a result of any such consent for completeness, design sufficiency, or compliance with any law, ordinance, order, rule, or regulation and Lessee shall indemnify, defend and hold Lessor harmless from all claims, demands, damages, causes of action or litigation, arising out of or resulting from such consent. Prior to performing any alterations or additions with the request for consent, Lessee must submit to Lessor detailed plans and specifications for the proposed alterations or physical additions. Any and all alterations, additions or improvements, other than that portion of the initial tenant improvements which are to be provided by Lessor pursuant to the terms of Exhibit "B" hereto, shall be made at Lessee's sole expense. All such alterations, additions or improvements shall, upon completion, become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease by lapse of time or otherwise; provided, however this clause shall not apply to removable equipment, trade fixtures, or furniture owned by Lessee and which can be removed without damage to the Building or the Premises, or if there will be damage, said damages are repaired by Lessee at Lessee's expense and Lessor approves the repairs, provided there is no default by Lessee in any of the terms and conditions of the Lease.

         14. Exterior Repairs. Lessor will keep the exterior of the Building, including any doors, windows, or glass, in repair, provided Lessee shall give Lessor written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by the negligence of

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Lessee,  its agents,  employees,  licensees or  invitees,  in which event Lessee shall be responsible therefor for the cost, except as may be provided for in the Lease. Lessor shall be under no liability for repair, maintenance, alteration or any other action with reference to any plumbing, electrical or other mechanical installation within or serving the Premises or any part thereof, except for the service lines leading to the Premises. Lessor agrees that Lessee will receive the benefit of all warranties received by Lessor on the improvements and mechanical systems.

         15. Operation by Lessee. Lessee agrees to (a) keep the inside of all glass in the doors and windows of the Premises clean; (b) keep all interior surfaces of the Premises clean; (c) replace promptly, at its expense, any cracked or broken window glass inside the Premises with glass of like kind and quality; (d) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (e) keep any garbage, trash, rubbish or refuse in rat-proof containers within the interior of the Premises until removed from the area; (f) have such garbage, trash, rubbish and refuse removed at its expense on a regular basis from location points and at such times as designated by Lessor, if said service is not provided by Lessor;
(g) keep all mechanical apparatus free of vibration, noise or pollution which may be transmitted beyond the Premises; (h) comply with all laws, ordinances, rules and regulations of the Fire Underwriters Rating Bureau now or hereafter in affect; (i) conduct its business in all respects in a manner in accordance with normal customary industry practices and (j) the terms of this Section 15. Lessor understands that Lessee intends to work with hazardous materials, but that such use will comply with all present and future federal, state and local government laws, ordinances, orders, rules and regulations.

         In addition, Lessee shall not (a) place or maintain any merchandise or other articles in any vestibule or entry of the Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Premises or Building without the written reasonable consent of Lessor; (b) permit undue accumulation of garbage, trash, rubbish or other refuse within or without the Premises; (c) cause or permit objectionable odors to emanate or be dispelled from the Premises; (d) occupy, use or permit the use or occupancy of any portion of the Premises for any business or purpose which is immoral, disreputable or in violation of any legal direction of any public officer; or (e) occupy, use or permit the use or occupancy of any portion of the Premises for any business or purpose which, in the opinion of Lessor, reasonably formed, constitutes a public or private nuisance.

         Lessor shall have the right, upon written approval by Lessee, to provide for rubbish and refuse removal services as required of Lessee above, and Lessee agrees to reimburse Lessor for the cost incurred in providing such service, provided the cost of the service provided by Lessor is competitively priced, within 30 days after receipt of a statement setting forth the cost of such service.

         Lessee agrees to discharge all waste materials from the Premises in compliance with the rules and regulations as set forth in The Woodlands Metro Center Municipal Utility District Policy Manual - Industrial Waste Discharges - Permits and Charges - No. R&S-50, issued July 12, 1979, with an effective date of July 12, 1979, as it may be amended from time to time. Lessee shall haul away for disposal at its own expense, any waste material not meeting the standards for discharge set forth in the above-referenced manual.

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         Lessee shall  comply,  at Lessee's  cost and expense,  with all private restrictions encumbering the Land and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, and municipal governments, including all municipal and road utility districts and municipal utility districts, and all departments, commissions, boards and officers thereof, and any other body exercising similar functions, which now or hereafter may be applicable to the Premises, the improvements in the Premises, or to the use or manner of use of the Premises or the improvements, including but not limited to, all environmental laws and the Americans With Disabilities Act. In the event of a violation of any environmental law by Lessee and cleanup of contamination is required, in addition to all other remedies of Lessor under this Lease or at law or in equity, Lessee shall conduct a Standard 1 cleanup so that there is a total and complete removal of all contaminates from the Premises. Lessee agrees that no such cleanup shall be subject to a risk reduction standard and no deed recordation notice shall be recorded against the Premises.

         Lessee also agrees to comply with the Rules and Regulations of the Building, a copy of which is attached as Exhibit "C". Lessor may amend said Rules and Regulations, from time to time, if reasonably necessary for the safety, care, or cleanliness of the Building, provided that no amendment shall alter any covenant or provision contained in this Lease. Lessee agrees to comply with any amendment which is made to said rules and Regulations in compliance with the terms of this subsection after Lessee receives written notice of the amendment.

         16. Interior Repairs and Maintenance. Except as provided for in the Lease, Lessee will, at Lessee's cost and expense, keep the interior of the Premises, together with all electrical, plumbing and other mechanical installations therein, all heating and air conditioning equipment, and all interior windows or doors serving the Premises, in good order and repair, and will make all replacements thereto as its expense. Lessee will surrender the
Premises at the expiration or earlier termination of this Lease, in as good condition as when received, excepting depreciation caused by ordinary wear and tear or casualty covered by insurance. Lessee will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, but only after obtaining Lessor's reasonable written approval, any additional electrical service which may be required in connection with Lessee's use or occupancy. Notwithstanding anything herein to the contrary, Lessor, and not Lessee, shall be liable for any and all interior repairs which may result from any structural failure of the Building, unless caused by Lessee, its agents, employees or invitees. Lessee will repair promptly, at its expense, any damage to the Premises caused by bringing into the Premises any property for Lessee's use, or by the installation or removal of such property, regardless of fault or by whom such damage was caused, unless caused by Lessor, its agents, employees or contracts. Upon execution of this Lease, Lessee, at its own cost and expense, shall enter into a regularly scheduled preventative maintenance/service contract with Lessor, or a maintenance contractor approved by Lessor, for servicing all hot water, heating, and air-conditioning systems and equipment within the Premises. If Lessee fails to make such repairs and/or to perform the maintenance and repairs to the Premises which are Lessee's obligation under this Lease, Lessor may make same, and Lessee agrees to pay, as additional rent, the cost thereof, plus 10% overhead, to Lessor promptly upon Lessor's demand therefor.


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         17. Roof and Walls.  Lessor or its  designee  shall have the  exclusive right (a) to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied; and (b) to install, maintain, use, repair and replace within the Premises, pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Building, the same to be in locations within the Premises as will not materially interfere with Lessee's use thereof. Lessee shall have no right to penetrate or erect improvements on the roof without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, and any approval by Lessor will require Lessee executing Lessor's license agreement. Lessee shall be liable in damages to Lessor for any breach of this provision, including damages for loss of any and all warranties.

         18. Signs and Advertising. Lessee will not place or suffer to be placed or maintained on or displaced to the exterior of the Premises, any sign, advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining the written approval of Lessor, which consent shall not be unreasonably withheld or delayed. Lessee will maintain any approved sign, decoration, lettering, advertising matter or other thing in good condition and repair at all times.

         19. Entry by Lessor. Lessee shall permit Lessor or Lessor's agents, representatives, or employees to enter upon the Premises at reasonable times, and upon having given Lessee reasonable advance notice, (a) to inspect the Premises, to determine whether Lessee is in compliance with the terms of this Lease; (b) to show the Premises to prospective purchasers, lessees, mortgagees, bene ficiaries under trust deeds, or insurers (but as to prospective lessees only during the last 6 months of the Term), and (c) to make repairs, improvements, additions and alterations thereto, as Lessor is permitted to make according to the terms of the Lease. Any inspections of the Premises pursuant to this subsection shall be at Lessor's cost and expense; provided, however, in the event it is determined by Lessor that an environmental study should be conducted on the Premises and said environmental study determines that Lessee has not complied with all then existing environmental laws, Lessee shall reimburse Lessor for the cost of the study within 15 days after receipt of an invoice setting forth the cost, and Lessee shall promptly take all action necessary, at Lessee's sole expense, to remedy any noncompliance by Lessee discovered by such study in accordance with Section 15 above.

         20. Liens. In the event that any mechanic's, materialmen's, or other lien shall at any time be filed against the Premises, the Building or the Land purporting to be for work, labor, services or materials performed for or furnished to Lessee or anyone holding the Premises through or under Lessee, or arising out of any alleged act or omission of Lessee, Lessee shall forthwith cause the same to be properly bonded or released. If Lessee shall fail to cause such lien to be bonded or released within 15 days after being notified of the filing thereof, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same by posting a bond or paying the amount claimed to be due, and the amount so paid by Lessor, and all costs and expenses incurred by Lessor in procuring the discharge of such lien, including reasonable attorney's fees, shall be due and payable by Lessee to Lessor as additional rent on the first day of the next succeeding month.

Lessor shall not be liable for any labor or materials furnished to Lessee upon credit, and that no mechanics', materialmen's or other liens for any such labor or materials shall attach to or affect the estate or interest of Lessor in and to the Land or Building.

         21. Subordination. Lessee agrees that this Lease is and shall be subordinate to any mortgage or deed of trust which may now or hereafter encumber the Building or the Land, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however, that the holder of any such mortgage or deed of trust shall agree that Lessee shall not be disturbed in its possession of the Premises or its rights hereunder terminated or amended by the mortgagee, any purchaser at or in lieu of foreclosure or other party so long as Lessee is not in default under this Lease. Lessor agrees to use reasonable efforts to obtain a nondisturbance agreement in a commercially reasonable form from its lender at the time a mortgage or deed of trust is placed upon the Building or Land. In confirmation of such subordination, Lessee shall at Lessor's request execute promptly any appropriate certificate or instrument that Lessor may reasonably request. In the event of the enforcement by the trustee or the beneficiary under a mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the lessee of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease; (ii) any amendment or modifications under this Lease made without the written consent of such trustee, beneficiary, or successor in interest; (iii) any default by the prior owner or landlord in the observance or performance of any of its covenants or obligations hereunder any right of offset which Lessee may have had against the prior owner or landlord. Upon request by any successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for.

         Within 15 days after Lessor's request, Lessee agrees to execute an estoppel certificate or other agreement certifying to Lessor and/or any mortgagee of the Building such facts and agreeing to such reasonable notice provisions as such mortgagee may request in connection with Lessor's financing, subject, however, to the non-disturbance rights of Lessee above-described. If Lessee fails or refuses to give a certificate hereunder within the time period herein specified, then the information contained in such certificate as submitted by Lessor shall be deemed correct for all purposes, and all notice provisions and other matters in the certificate shall be deemed agreed to, but Lessor shall have the right to treat such failure or refusal as default by Lessee.

         This Lease and all rights of Lessee hereunder are further subject and subordinate to the extent that the same relate to the Premises to all ground or underlying leases covering the Land/or any part thereof which may now or hereinafter affect the Land or the Building, and any renewals or modifications thereof; provided, however that the holder of any ground lease or underlying leases covering the Land or the Building shall agree that Lessee shall not be disturbed in its possession of the Premises or its rights hereunder terminated or amended by such holder as long as Lessee is not in default under this Lease.

         22. Condemnation. If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Lessee is required to yield possession thereof to the condemning authority. Lessor shall, with reasonable diligence, make such repairs and alterations as may be necessary in order to restore the part not taken to a useful condition, and the Base Rent shall be reduced proportionately to the portion of the Premises so taken. If the amount of the Premises so taken substantially impairs the usefulness of the Premises for the purposes set forth in Section 4 , either party may terminate this Lease within 30 days after Lessee is dispossessed, effective as of the date when Lessee is required to yield posses sion. All compensation awarded for any taking shall belong to and be the property of Lessor.

         23. Fire and Casualty. In the event of a fire or other casualty in the Premises, Lessee shall immediately give notice thereof to Lessor. If the Premises, through no fault or neglect of Lessee, its agents, employees, invitees, licensees or visitors, shall be destroyed by fire or other casualty so as to render the Premises untenantable, the rental herein shall be reduced proportionally to the portion of the Premises rendered untenantable until such time as the Premises are made tenantable by Lessor. If from such cause the same shall be so damaged that Lessor shall decide not to rebuild, then all rent and other sums owed hereunder up to the time of such destruction or casualty shall be paid by Lessee, and thenceforth this Lease shall cease and come to an end. Notwithstanding anything contained herein to the contrary, if within 60 days of the fire or casualty it is determined that the Premises cannot be restored within 150 days from the date of the fire or casualty, Lessor shall give written notice to Lessee. Lessee shall have the right within 60 days from the date of Lessor's notice to terminate the Lease. Further, notwithstanding anything contained herein to the contrary, in the event the Building shall be destroyed or damaged prior to the final 2 years of the then current Lease Term to such extent that rebuilding or repairing can be completed within 150 days from the date of the damage, Lessor shall, at its sole cost and expense, diligently proceed forthwith to rebuild and repair said Premises as closely as possible to the Building to be constructed in accordance with Exhibit "B", except that Lessor shall not be obligated for such repair in an amount in excess of the insurance proceeds recovered as a result of such damage or which could have been recovered had Lessor maintained the insurance Lessor was required to maintain in this Lease. If the Premises should be substantially damaged by fire or other casualty during the final 2 years of the Lease Term, Lessor shall not be required to rebuild or repair such damage and at Lessor or Lessee's option, by written notice to the other within 60 days after the date of the damage, this Lease shall terminate and all Base Rent and Additional Rent shall be abated as of the date of the damage. However, if during the last 2 years of the then current Lease Term, Lessor shall exercise said right of termination and at that time Lessee shall have the right to renew the Lease Term, Lessee may render Lessor's notice of termination nugatory and reinstate Lessor's obligation to rebuild, provided that Lessee, within 15 days of receipt of Lessor's notice of termination, exercises its right to renew the Term of the Lease.

         24. Casualty Insurance. Lessor shall, at all times during the Term, maintain a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon some solvent insurance company, licensed to do business in the State of Texas, insuring Lessor's interest in the Building against loss or damage by fire and other hazards within the coverage of a Texas standard form of fire and extended coverage policy, for the full replacement value thereof, with payments for losses thereunder payable solely to Lessor or its designee. Lessee shall maintain in force a like policy insuring Lessee's interest in any furniture, equipment, machinery, goods or supplies which Lessee may bring or obtain upon the Premises.

         25. Liability Insurance. Lessee shall maintain, at its expense, at all times during the Term, a policy or policies of commercial general liability insurance, with the premiums thereon fully paid in advance, issued by (i) an insurance company or companies rated "A-" or higher under the most current edition of A.M. Best's Key Rating Guide, (ii) a Lloyds of London underwriter, or
(iii) an insurance company agreed to by Lessor. All insurers must be licensed to do business in the State of Texas. The insurance shall afford protection of not less than $1,000,000 combined single limit bodily injury and property damage per occurrence. The policy or policies shall name Lessor as an additional insured. As to any injury or damage occurring in or on the Premises, Lessee's insurance shall be primary. Lessee's policy shall contain an agreement by the insurer that such policy, or policies may not be cancelled or materially modified without 30 days' prior notice to Lessor. Lessee shall provide Lessor a copy of the required policy or policies, or a certificate evidencing the required coverage, before beginning any work in the Premises or taking occupancy of same. Additionally, Lessee shall provide Lessor evidence of the renewal of each policy at least 30 days before the expiration of the policy.

         26. Release of Claims; Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each waive any and all right of recovery, claim, action or cause of action against the other and its partners (if any), and the agents, officers, and employees of the other party or its partners, for any loss or damage:

                  (i) to the Premises, the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements or any other cause which could have been insured against under a Texas standard form of fire and extended coverage insurance policy, or

                  (ii) arising out of any business interruption, including but not limited to loss of profits, by reason of fire, the elements or any other cause,

regardless of cause or origin, including the sole or concurrent negligence of the other party or its partners, or the agents, officers, or employees of the other party or its partners. Lessor and Lessee covenant that no insurer shall hold any right of subrogation against the other party for losses which must be insured against by the terms of this Lease. This Section shall survive the termination of this Lease.

         27. Release and Indemnification by Lessee. Subject to Section 26 above, Lessee releases and agrees to defend, indemnify and hold Lessor and its partners, and the agents, officers and employees of Lessor or its partners, harmless from and against all claims or causes of action for damage or injury or death to persons or property occurring on or in the Premises, including, but not limited to, any claims or causes of action caused by or resulting from (i) the negligence, but not the gross negligence or willful misconduct of Lessor or its partners, or the agents, officers, or employees of Lessor or its partners, or
(ii) strict liability or product liability. Subject to Section 26 above, Lessor releases and agrees to defend, indemnify and hold Lessee and its partners, and the agents, officers and employees of Lessee or its partners, harmless from and against all claims or causes of action for damage or injury or death to persons or property occurring on or in the Premises, including, but not limited to, any claims or causes of action caused by or resulting from (i) the negligence, but not the gross negligence or willful misconduct of Lessee or its partners, or the agents, officers, or employees of Lessee or its partners, or (ii) strict liability or product liability. This Section shall survive the termination of this Lease.

         28. Holding Over. In the event of holding over by Lessee after the expiration or termination of the Term and without the written consent of Lessor, Lessee shall be a tenant at will and shall pay monthly rent equal to 150% of the amount of all Base Rent, and Additional Rent pay able during the last month of the Term. Further, Lessee shall indemnify Lessor against all actual damages by any other lessee to whom Lessor may have leased all or any part of the Premises. Lessor may terminate the tenancy by giving written notice to Lessee. No holding over by Lessee, either with or without the consent and acquiescence of Lessor, shall operate to extend the Lease for a longer period than l month. Any holding over with the consent of Lessor in writing shall thereafter constitute this Lease a lease from month to month.

         29. Default by Lessee. If (a) Lessee fails to timely pay any sum to be paid by Lessee under this Lease and such default continues for 5 business days after Lessor delivers written notice of such failure to pay to Lessee or deposits written notice in the U. S. Mail addressed to Lessee's address set forth in Section 35; (b) Lessee fails to perform any of its other duties or obligations under this Lease and such default continues for 20 days after Lessor delivers written notice to Lessee or deposits written notice in the U. S. Mail addressed to Lessee's address set forth in Section 35, provided such notice sets forth the nature and extent of such default. The period of time to cure such a default described in this subparagraph (b) shall be extended, provided Lessee commences to cure such default within said 20 days and continues to completion with due diligence, speed and continuity, said period of extension, however, not to exceed 40 days from the expiration of the 20 days; (c) any of the following actions occur and Lessee fails to vigorously contest and cause same to be removed, dismissed, or vacated within 30 days from the date of entry or filing:
(i) Lessee's interest under this Lease is levied on under execution or other legal process, or (ii) any petition is filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, or (iii) any petition under the Bankruptcy Code is filed or other action taken to reorganize or modify Lessee's capital structure, or (iv) Lessee is declared insolvent according to law, or (v) any general assignment of Lessee's property is made for the benefit of creditors, or (vi) a receiver or trustee is appointed for Lessee or its property; (d) Lessee vacates or abandons the Premises and does not pay rent provided for herein; (e) if Lessee is a corporation, Lessee ceases to exist as a corporation in good standing in the State of Texas; or (f) if Lessee is a partnership or other entity, Lessee is dissolved or otherwise liquidated, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease. Upon the occurrence of any of the foregoing events, at Lessor's option, Lessor shall have any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

                  A. Lessor may terminate this Lease and forthwith repossess the Premises and recover damages in a sum of money equal to the total of (i) the cost of recovering the Premises, including the cost of the removal and storage of any of Lessee's possessions left within the Premises, (ii) the unpaid Base Rent and Additional Rent earned at the time of termination, plus interest thereon at the lesser of 18% or the then maximum interest rate permitted to be charged by applicable law ("Interest") from the due date until paid, (iii) the balance of the Base Rent and Additional Rent for the remainder of the Term, discounted to its present value at the rate of 6% per annum, less the fair market rental value (allowing a reasonable period for reletting) of the Premises for said period (provided said sum shall not be less than zero), and (iv) any other sum of money and damages owed by Lessee to Lessor.

                  B. Without terminating this Lease, Lessor may terminate Lessee's right of possession and repossess the Premises by forcible detainer suit or otherwise, without demand or notice of any kind to Lessee. If Lessor pursues this remedy, Lessor may, but shall not be obligated to, relet the Premises for Lessee's account, for such rent and upon such terms and conditions as Lessor deems satisfactory. For the purpose of such reletting, Lessor is authorized to decorate or to make any repairs, changes, alterations or modifications in or to the Premises as it deems necessary to prepare the Premises to relet at Lessee's expense. If Lessor fails to relet the Premises, then Lessee shall pay to Lessor as damages a sum equal to the amount of the Base Rent and Additional Rent provided for in this Lease for such period or periods. If Lessor relets the Premises and fails to realize a sufficient sum from such reletting after deducting (a) the due and unpaid Base Rent and Additional Rent,
(b) the accrued Interest thereon, (c) the cost of recovering possession, (d) the costs and expenses of all decorations, repairs, changes, alteration and modifications, and (e) the expense of such reletting and the collection of the rent accruing therefrom, then Lessee shall pay to Lessor any such deficiency upon demand from time to time. Lessor may file one or more suits to recover any sums falling due under this Section from time to time. Any reletting shall not be an election by Lessor to terminate this Lease unless Lessor gives a written notice of such intention to Lessee. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous default.

                  C. Lessor may change the locks on the Premises. The Lessor will not have to give the Lessee a new key unless the Lessee cures the default(s); the new key will be provided only during Lessor's regular business hours.

         30. Waiver. Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or at equity. Likewise, failure of Lessee to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessee shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or at equity.

         31. Lien for Rent. Lessee hereby grants to Lessor a lien on all property of Lessee now or hereafter placed in or upon the Premises, including, but not limited to, all goods, wares, fixtures, machinery, equipment, furnishings, and other articles of personal property , and all proceeds from the sale or lease thereof (except such part of any property as may be exchanged, replaced or sold from time to time in the ordinary course of business, operation or trade), and such property shall be and remain subject to such lien of Lessor for payment of all rent and other sums agreed to be paid by Lessee herein. This Lease shall constitute a security agreement under the Texas Uniform Commercial Code ("TUCC") so that Lessor shall have and may enforce a security interest in all property of Lessee now or hereafter placed in or on the Premises, including but not limited to all goods, wares, fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the Premises by Lessee, and all proceeds from the sale or lease thereof. Lessee agrees to execute as debtor such financing statement or statements as Lessor may now or hereafter reasonably request in order that such security interest or interests may be perfected pursuant to said TUCC. Lessor may at its election at any time file a copy of this Lease as a financing statement. Lessor, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under said TUCC, which rights and remedies shall be in addition to and cumulative of the landlord's liens and rights provided by law or by the other terms and provisions of this Lease.

         Notwithstanding anything contained herein to the contrary, Lessor agrees to subordinate its liens to bona fide liens to secure loans for the purchase of furniture, equipment, and inventory using the subordination agreement substantially in the form attached hereto as Exhibit "D".

         32. Assignment by Lessor. Lessor shall have the right to sell, transfer or assign, in whole or in part, all of its rights and obligations hereunder and in the Building and the Land. In such event and upon the assumption by such transferee of Lessor's obligations hereunder, no further liability or obligation shall thereafter accrue against Lessor hereunder.

         33. Assignment by Lessee. Lessee shall not assign this Lease or any interest therein, nor sublet the Premises or any part thereof or any right or privilege appurtenant thereto, nor permit any other person, firm or entity to occupy or use the Premises or any portion thereof without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Lessor shall have the right, at its option, to terminate this Lease as to any portion of the Premises covered by a proposed assignment or sublease, or to approve any such assignment or sublease only upon the condition that (a) 50% of all rentals, after all reasonable expenses associated with the assignment or sublease are deducted, paid by the assignee or sublessee in excess of the rentals due from Lessee hereunder, shall be paid directly to Lessor, the proposed assignee or sublessee is financially capable of assuming Lessee's obligations hereunder, in the sole judgment of Lessor, and (b) the proposed assignee or sublessee agrees to use the Premises only for the uses permitted by Lessee under this Lease, and to comply with all of the other terms and conditions of this Lease. Notwithstanding anything contained herein to the contrary, if Lessor elects to terminate the Lease pursuant to this Section 33, Lessee, no more than once during the initial Term, may rescind its request to assign the Lease or sublet the Premises within 10 business days after Lessor's notice of termination. Consent by Lessor to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by the same or another person. Consent to an assignment or sublease shall not release Lessee from liability for the continued performance of the terms and provisions to be kept and performed by Lessee hereunder, unless Lessor specifically and in writing releases Lessee from said liability. In addition, an amendment, modification, or extension of the Lease after the assignment or sublease shall not release Lessee from liability for the continued performance of the terms and provisions to be performed by Lessee hereunder. Any assignment or subletting by operation of law or otherwise, (including without limitation, a transfer of controlling interest in Lessee to any other person, firm or entity) without the prior written reasonable consent of Lessor, shall be void and shall, at the option of Lessor, terminate this Lease. Lessee covenants and agrees that when the prior written consent of Lessor is obtained, and in the event the subletting or assignment is to be arranged through public advertisement or listing of any kind, Lessee will treat all applications for sublease or assignment in a uniform manner and will award leases according to objective standards. No decision on any application shall be made on the grounds of the applicant's race, color, religion, sex, handicap, familial status, or national origin.

         Notwithstanding anything contained to the contrary, it is agreed that the requirement for prior written consent in this Section 33, an assignment or subletting by operation of the transfer of the controlling interest in Lessee relates to the protection of Lessor's economic rights and interests under this Lease. The requirement for receiving Lessor's prior written consent shall not be necessary if any such transfer does not have an adverse impact on Lessor's economic rights and interests. "Transfer of the controlling interest", for purposes of this Section 33 is defined to mean the transfer or accumulation, by or in any one entity or person, of twenty percent (20%) or more of the corporate shares or the voting rights that accompany ownership of corporate shares.

         34. Notices. Any notice required or permitted to be given pursuant to the terms of this Lease shall be sent by certified or registered U.S. mail to Lessor at 2201 Timberloch Place, The Woodlands, Texas 77380, Attn: Property Management, and to Lessee at 8707 Technology Forest Place, The Woodlands, Texas 77380. The place to which such notices shall be sent may be changed by either party giving notice of such change to the other party in the manner hereinabove provided. A notice shall be deemed given and received on the 3rd business day following deposit in the U. S.
Mail as provided above.

         35. Severability. If any of the provisions of this Lease shall contravene or be invalid under the laws of the particular state, county, or jurisdiction where applied, such contravention or invalidity shall not invalidate the Lease or any other portions thereof and the remainder of this Lease or the application thereof to other persons or circumstances shall not be affected thereby.

         36. Corporate Authority. If Lessee signs as a corporation, each of the persons executing this Lease on behalf of Lessee represents and warrants that Lessee is a duly organized and existing corporation, that Lessee has and is qualified to do business in Texas, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions.

         37. Title. This Lease is subject to all matters of record in the Real Property Records of Montgomery County, Texas. By execution of this Lease, Lessee consents to all plats and replats of the Land, if any, in compliance with all applicable laws.

         38. Not an Offer. The submission of this Lease to Lessee shall not be construed as an offer, nor shall Lessee have any rights with respect thereto unless Lessor executes a copy of this Lease and delivers the same to Lessee.

         39. Exhibits, Riders and Addenda. This Lease also includes and incorporates herein for all purposes all attached Exhibits, Riders, and Addenda, if any.

         40. Joint and Several Tenancy. If more than one person executes this Lease as Lessee, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, any one or more of them, in relation to the renewal or termination of this Lease, or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Lease as a Lessee.

         41. Binding Effect. This Lease shall be binding upon and inure to the benefit of the heirs, successors or assigns of Lessor and Lessee, subject to the limitation on subleasing and assignment herein contained.

         42. Entire Agreement. This Lease shall constitute the sole and only agreement of Lessor and Lessee with regard to the Lease of the Premises, and shall supercede any prior or contemporaneous oral or written agreements. This Lease may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

         43. Pronouns. Pronouns which refer to either Lessor or Lessee shall be construed to mean the appropriate number and gender intended.

         44. Force Majeure. If either party shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (Lessee's financial inability, such as inability to obtain financing or lack of capital, excepted), performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended by a period equal to the period of such delay; provided, however, nothing in this Section shall excuse Lessee from the prompt payment of any rental or other charge required of Lessee hereunder, except as may be expressly provided elsewhere in this Lease.

         45. General. Time is of the essence of this Lease. All rights and remedies of Lessor and Lessee under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease shall be declared to be a Texas lease, and all of the terms hereof shall be construed according to the laws of the State of Texas. Said Lease shall be performable only in Montgomery County, Texas, and venue for any action hereunder shall lie exclusively in Montgomery County, Texas or in the Southern District of Texas, Houston Division, as appropriate.

         IN TESTIMONY WHEREOF, the parties hereto have executed this Lease in multiple counterparts, each of which shall constitute an original but collectively shall constitute only one document, such execution to be effective on the date first above written.

                                     LESSOR

Date: April 4, 1997                  THE WOODLANDS CORPORATION



                                        By:         s/s: Michael H. Richmond
                                                         -------------------
                                      Name:         Michael H. Richmond
                                     Title:         Executive Vice President


Originator
Legal
Financial
------------ ---------



                                     LESSEE

Date:  April 4, 1997                 ARONEX PHARMACEUTICALS, INC.


                                        By:        s/s: James M. Chubb
                                                        --------------
                                      Name:        James M. Chubb
                                     Title:        President